UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 16, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 16, 2009, the Compensation Committee of the Board of Directors of Quiksilver, Inc. (the “Company”), in connection with the Company’s efforts to reduce costs and expenses, approved a 5% reduction in the annual base salaries (effective as of February 1, 2009) of certain of the Company’s executive officers. As a result of this reduction, the annual base salaries of Robert B. McKnight, Jr., the Company’s Chief Executive Officer and President, Charles S. Exon, the Company’s Chief Administrative Officer, Secretary and General Counsel, and Pierre Agnes, the Company’s President of Quiksilver Europe, will be $903,000, $404,000, €404,000, respectively. This current salary reduction is in addition to other salary reductions applicable to the Company’s executive officers which were implemented in February 2008. After giving effect to both salary reductions, the base salaries of Mr. McKnight, Mr. Exon and Joseph Scirocco, the Company’s Chief Financial Officer, have been reduced, in the aggregate, by approximately 16%, 10% and 8%, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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